Ross & Company CPA, PLLC
636 Veterans Memorial Hwy
Hauppauge, NY 11788
Tel. 631-979-3141 Fax 631-979-3996
www.rosscompanycpa.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
K-MAC ENTERPRISES, INC.

We hereby consent to the use in the Registration Statement of Form sb-2 of our report dated August 14, 2006, relating to the financial statements of K-MAC Systems. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Glen A. Ross

Glen A. Ross, CPA, CVA
Ross & Company CPA, PLLC
August 14, 2006